SHARE PLEDGE AGREEMENT

This Agreement dated August 24, 2001.
BETWEEN:
MARK SMITH, a businessman, of 5090 Warwick Terrace, Pittsburgh, PA, U.S.A.
15213

(the "Secured Party")

AND:
GLOBALTEX INDUSTRIES INC. a company incorporated under the laws of the Province of British Columbia, having an office at #501 - 1200 West Pender Street, Vancouver, British Columbia, V6E 2S9

(the "Debtor")
WHEREAS:
A. The Debtor and the Secured Party have entered into a loan agreement dated August 24, 2001 (as the same may be amended, extended, renewed, replaced, restated and in effect from time to time the "Loan Agreement") pursuant to which the Secured Party has advanced to the Debtor the amount of US $1,150,000;
B. Pursuant to the Loan Agreement, the Debtor is required to grant to the Secured Party the security created hereby as security for the due payment of the amounts due from the Debtor to the Secured Party under the Loan Agreement and for the performance of the obligations of the Debtor under the Loan Agreement (hereinafter collectively referred to as the "Indebtedness and Liabilities"); and
C. Pursuant to an existing share pledge agreement between the Debtor, the Lender, The R. Templeton Smith Foundation and Rockside Foundation, dated December 15, 2000, the Debtor has already pledged to the Secured Party its shares of Falls Mountain Coal Inc. to secure certain other loan advances (the "Existing Share Pledge Agreement").
NOW THEREFORE for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Debtor) the Debtor hereby agrees with the Secured Party as follows:


1.  Security
As general and continuing security and as a pledge to secure the due payment and performance of the Indebtedness and Liabilities, the Debtor hereby pledges and hypothecates to the Secured Party and creates a security interest in favour of the Secured Party in the shares described in Exhibit A to this agreement which shares represent 100% of the issued and outstanding shares in the capital of Falls Mountain Coal Inc. and any other additional securities as may hereafter be delivered to the Secured Party by the Debtor, subject to the terms hereof, together with all renewals and replacements thereof and substitutions therefore (collectively the "Pledged Securities"), and proceeds thereof, and agrees that such shares and all such additional securities shall be held by the Secured Party.

The Pledged Securities and the security interest therein granted in favour of the Secured Party will be held by the Secured Party as collateral security to secure payment and performance of the Indebtedness and Liabilities. The Pledged Securities will be subject to the terms hereof and the security interest hereby constituted upon and by virtue of delivery of the share certificate(s) representing the Pledged Securities without any further formality or action on the part of the Debtor or the Secured Party.

2.  Delivery
The Debtor hereby confirms that is has delivered to the Secured Party the share certificates representing the shares described in Exhibit A hereto, to be held by the Secured Party on the terms and conditions contained herein, and the Secured Party hereby acknowledges that it has received and his continuing to hold such certificates pursuant to the terms of this agreement and the Existing Share Pledge Agreement.

3.  Responsibility of the Secured Party
It is agreed that the responsibility of Secured Party in regard to the Pledged Securities will be limited to exercising the same degree of care which the Secured Party gives to its own valuable property.

4.  Rights of the Debtor
Subject to the provisions of the Loan Agreement unless and until there is an Event of Default by the Debtor under or pursuant to the Loan Agreement, or any security granted pursuant thereto, and without prejudice to the security interest hereby constituted, the Debtor will be entitled to exercise all rights of a holder of the Pledged Securities including, without limitation, any and all voting rights appertaining to the Pledged Securities.

5.  Rights of the Secured Party
The Debtor further agrees that:
(a) at any time after an Event of Default has occurred under or pursuant to the Loan Agreement, or security held by the Secured Party pursuant to the Loan Agreement, the Secured Party may forthwith, without any notice, without demand for payment, without advertisement, and without any other formality, all of which are hereby waived, sell the Pledged Securities or any part thereof on any recognized exchange dealing in such securities or by public or private sale and enforce payment of and otherwise realize upon the security of the Pledged Securities or any part thereof as fully and effectually as if the Secured Party were the absolute owners thereof, with all proceeds of sale being paid to the Secured Party to be applied on account of the Indebtedness and Liabilities to the full extent of the Indebtedness and Liabilities and the balance, if any, remaining thereafter being paid to the Debtor;
(b) the Secured Party will not be bound or obliged at any time or under any circumstances, to collect or see to the payment of any income or capital of, on or from any of the Pledged Securities or to sell or otherwise realize upon any of the Pledged Securities;
(c) the Pledged Securities or any excess thereof or proceeds of sale of the same may be applied upon any of the Indebtedness and Liabilities in such manner order and priority as the Secured Party may determine;
(d) all costs and charges incurred by the Secured Party with reference to the sale, enforcement or other realization of the Pledged Securities (including all broker's commissions, fees and other remuneration and all legal costs) will be added to the Indebtedness and Liabilities and will be a first charge upon the Pledged Securities and the proceeds thereof;
(e) any substituted Pledged Securities will be held subject to the same terms and conditions and with the same powers and authorities, as are hereby declared and conferred.

6.  Saving Provision
This will be a continuing agreement and the Pledged Securities are in addition to and not in substitution for any other security held or which may in the future be held by the Secured Party in respect of the Indebtedness and Liabilities and will not operate as a merger of any debt or suspend the fulfilment of, or affect the rights, remedies and powers of the Secured
Party in respect of the Indebtedness and Liabilities or any Pledged Securities hereunder.

7.  Term of Agreement
This agreement and pledge hereby constituted will continue in full force and effect until such time as the Indebtedness and Liabilities have been paid or otherwise satisfied in full, whereupon the Secured Party will release the Pledged Securities or so much thereof as remains from the pledge and security interest hereunder and execute and deliver to the Debtor such releases as the Debtor may require for such purpose.

8.  Governing Law
This Agreement will be governed by the laws of the Province British Columbia and the federal laws of Canada applicable therein.

9.  Counterpart Execution
  This Agreement may be executed in any number of counterparts as may be necessary and delivered by facsimile each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and all counterparts will be construed together and will constitute one and the same instrument.

10.  Enurement
  This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.  Loan Agreement
  If there is any conflict between the terms of this Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

12.  Other Agreements
Notwithstanding the foregoing, this agreement is subject to and is intended by the parties to co-exist with the Existing Share Pledge Agreement. To the extent that the terms of this agreement are inconsistent with the terms of the Existing Share Pledge Agreement, the terms of the Existing Share Pledge Agreement will govern.

The Secured Party hereby acknowledges that a changes of control of Falls MMountain Coal Inc. are subject to certain restrictions under a Joint Venture Agreement dated February 14, 1996 among Falls Mountain Coal Inc., Mitsui Matsushima Canada Ltd., BCR Ventures Inc. and the Debtor, as amended from time to time, and agrees to cooperate with the Debtor in abiding by the requirements and conditions of such restrictions.

13.  Interpretation
It is agreed that the expressions "Debtor" , and "Secured Party" wherever used herein shall include the heirs, executors, administrators, successors and assigns of the Debtor and the Secured Party respectively, and wherever the singular or masculine is used throughout this agreement the same shall be construed as meaning the plural or the feminine or body corporate or politic where the context or the parties to this agreement so require.

GLOBALTEX INDUSTRIES INC.


Per:                (C/S)
  _____________________
  Authorized Signatory


MARK SMITH




_________________________________





Exhibit A to the Share Pledge Agreement

Description of Pledged Securities


Share Certificate No.  Name of Company  Description of Shares  Number of Shares
No. 3          Falls Mountain Coal Inc. Common voting shares       2
No. 4          Falls Mountain Coal Inc. Common voting shares      10